Exhibit 99.1

Veritone Reports Second Quarter 2023 Results

- Q2 Total Revenue and Software Revenue of $28.0 and $14.1 million, respectively -

- ARR(1) of $108 million from 3,705 Total Software Products & Services Customers(1), including $47 million from subscription-based customers(1) -

- Cost reduction initiatives achieved to date resulting in over $17 million of annualized savings, including successful divestiture of Energy Group in Q2 2023 -

- Successfully completed acquisition of Broadbean in June 2023, accelerating revenue growth and market share opportunities across +3,000 HR Solutions customers -

DENVER, CO – August 8, 2023 – Veritone, Inc. (Nasdaq: VERI), a leader in enterprise AI software and services, today reported results for the second quarter ended June 30, 2023.

“Veritone executed against its strategy through opportunistic topline acceleration and long-term margin expansion initiatives in the second quarter,” said Ryan Steelberg, Chief Executive Officer and President of Veritone. “We remain at the forefront of the global AI transformation and are constantly evaluating avenues to further buildout core competencies, achieve operational excellence, and preserve our first mover advantage. The global demand for Veritone’s AI software and services that drive productivity and efficiency gains, as well offering actionable insights from disparate data sources has never been greater. We believe the company is strategically positioned to capitalize on the opportunities that lie ahead to deliver profitable growth and drive long-term shareholder value.”

Second Quarter 2023 Financial Highlights

•
GAAP and Pro forma revenues of $28.0 and $34.7 million, a decrease of 18% and 19%, respectively, compared to GAAP and Pro forma revenues, respectively, for Q2 2022 driven primarily by decline in one-time nonrecurring Software Products & Services revenue.
•
Pro forma Software Products & Services revenues of $20.9 million, a decrease of $5.8 million or 22% compared to Pro forma Software Products & Services revenue for Q2 2022.
•
Managed Services revenue of $13.9 million, as compared to $15.9 million in Q2 2022.
•
Total Software Products & Services Customers(1)of 3,705, flat compared to Total Software Products & Services Customers for Q2 2022(1) and a 1.8% decrease compared to Q1 2023.
•
Total New Bookings(1) of $8.4 million, down 62% compared to Q2 2022, driven by reduced HR consumption from Amazon, a major customer.
•
Annual Recurring Revenue (ARR) (1) of $107.9 million, down 17% compared to ARR for Q2 2022, driven by drop in consumption ARR.
•
Loss from Operations of $28.2 million, as compared to a loss of $3.6 million in Q2 2022 driven by a one-time non-cash benefit of $13.8 million in Q2 2022 coupled with decline in non-GAAP gross profit.
•
Non-GAAP gross profit of $20.2 million, a decrease of $7.3 million compared to Q2 2022 driven by a decrease in one-time software revenue.
•
Net Loss of $23.3 million, as compared to $3.3 million in Q2 2022.
•
Non-GAAP Net Loss of $13.0 million, as compared to $7.2 million in Q2 2022.
•
Cash and cash equivalents(2) of $62.7 million on June 30, 2023, as compared to $139.7 million at March 31, 2023.

(1) Calculated on a Pro Forma basis; for additional information on these calculations, see “Note Regarding Pro Forma Information” and the definitions provided for each metric cited.

(2) Including approximately $52.7 million of cash received from Managed Services clients for future payments to vendors.

Note Regarding Pro Forma Information

"Pro Forma” information provided in this press release represents the historical information of Veritone combined with the historical information of Broadbean (as defined below) for the applicable period on a pro forma basis as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation, and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”) on June 13, 2023.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Unaudited	2023	2022	Percent Change	2023	2022	Percent Change
(in $000s, except customers)
Revenue	$27,967	$34,235	(18%)	$58,230	$68,642	(15%)
Loss from Operations	($28,180)	($3,629)	677%	$51,769	($24,433)	112%
Net Loss	($23,296)	($3,253)	616%	($46,259)	($25,382)	82%
Non-GAAP Gross Profit *	$20,202	$27,530	(27%)	$43,656	$55,014	(21%)
Non-GAAP Net Loss *	($13,026)	($7,183)	81%	($22,581)	($12,354)	83%

Software Products & Services Supplemental Financial Information (in $000s, except customers)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Percent Change	2023	2022	Percent Change

Pro Forma Software Revenue (1)	$20,860	$26,650	(22%)	$43,283	$52,969	(18%)
Total Software Products & Services Customers (2)	3,705	3,718	(0%)
Annual Recurring Revenue (3)	$107,949	$130,366	(17%)
Total New Bookings (4)	$8,388	$22,009	(62%)
Gross Retention (5)	>90%	>90%	–

(1) “Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(2) “Total Software Products & Services Customers” includes Pro Forma Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(3) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of the monthly recurring revenue in the last month of the calculated quarter for all active Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve month calculation of all non-recurring and/or consumption-based revenue for all active Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Pro Forma Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue is on a Pro Forma basis, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(5) “Gross Revenue Retention” represents our dollar-based gross retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

Recent Business Highlights

•
Closed the acquisition of Broadbean, a global leader of software as a service (SaaS) technology that makes talent acquisition and engagement more efficient. Total consideration paid was $53 million in cash on a debt-free basis, subject to certain adjustments in the purchase agreement. The acquisition is expected to significantly strengthen Veritone’s AI-driven human resources product suite, building on the Company’s previous acquisition of PandoLogic.
•
Announced a series of product enhancements to Veritone GLC products, delivering greater customization capabilities to enable users in the legal and law enforcement sectors to operate with a higher overall degree of efficiency, effectiveness and seamlessness.
•
Through recent customer bookings, Veritone now services over 275 Law Enforcement Agencies (LEA), and thousands of sworn officers. This expansion also includes the cross-selling of HR Solutions with and into the LEA space, with several active customers.
•
Veritone, through its GLC division, has contracted with the United States Senate to provide them with an intelligent digital asset management platform utilizing its Digital Media Hub (“DMH”) solution.
•
Completed partnership with Major League Baseball (MLB) to distribute short-form video content through SPORTX, Veritone’s Sports and Media Licensing offering. SPORTX is a premier intelligent marketplace enabling media buyers direct access to sports video from around the globe, maximizing additional revenue streams and increasing visibility for rights holders.
•
Secured a three-year HR Solutions SaaS agreement with a large healthcare and health-tech provider for North American job distribution with significant opportunities to expand the relationship globally.
•
Executed on $17 million of the annualized strategic cost reduction initiatives announced in Q1 2023, exceeding the annualized savings target for 2023.

•
Completed the energy group divestiture, effective June 30, 2023, in exchange for a minority interest in GridBeyond Limited, a privately-held company that delivers intelligent energy solutions.
•
Entered into a Ledgered ABL Agreement with Alterna Capital Solutions, LLC for a three-year, revolving credit facility totaling up to $30 million. The credit facility is senior secured by certain domestic accounts receivable and other assets, bears annual interest at US Prime + 1% (9.5% floor), with minimum interest of $0.25 million per year in the event the line is not drawn upon, and has a one-time upfront facility fee of $0.45 million. The credit facility provides additional financial flexibility and liquidity on the Company’s balance sheet.

Financial Results for Three Months Ended June 30, 2023

Delivered second quarter revenue of $28.0 million, a decrease of $6.3 million or 18% from $34.2 million in the second quarter of 2022. Driving this decrease was Software Products & Services revenue of $14.1 million, which declined $4.3 million or 23% year over year attributed to $5.7 million of non-recurring software revenue in Q2 2022. Managed Services revenue decreased by $2.0 million or 13% to $13.9 million, driven by lower advertising revenue and spend, offset by growth in content licensing services. Loss from operations was $28.2 million as compared to a loss of $3.6 million in Q2 2022 driven in part by a non-cash benefit of $13.8 million in Q2 2022 associated with revaluation of certain contingent consideration, coupled with the decline in Non-GAAP gross profit. Non-GAAP gross profit of $20.2 million in Q2 2023 declined by $7.3 million year over year due to the decrease in one-time software revenue. Non-GAAP gross margin was 72%, as compared to 80% in the second quarter of 2022, and declined primarily due to the mix of revenue.

GAAP net loss was $23.3 million, compared to $3.3 million in the second quarter of 2022, driven in part by the increase in Loss from Operations. Non-GAAP net loss was $13.0 million, a decline of $5.8 million compared to $7.2 million in the second quarter of 2022, largely driven by the decline in revenue and corresponding non-GAAP gross margins.

During Q2 2023, Total Software Product & Services Customers of 3,705 on a Pro Forma basis remained relatively flat year over year, given the focus of Broadbean over the last 18 months on customer retention. Total New Bookings on a Pro Forma basis decreased by 62% to $8.4 million versus the comparable period a year ago largely driven by a reduction in spend from Amazon. Annual Recurring Revenue on a Pro Forma basis decreased 17% year over year to $107.9 million driven in large part by the decline in consumption revenue from Amazon over the trailing twelve months ended Q2 2023 as compared to Q2 2022, offset by a 7% increase in subscription-based revenue year over year to $47.7 million. Excluding Amazon, Pro Forma Software Revenue growth was 19% year over year.

As of June 30, 2023, the Company had cash and cash equivalents of $62.7 million, including approximately $52.7 million of cash received from Managed Services clients for future payments to vendors.

Business Outlook

Third Quarter 2023

•
Revenue is expected to be in the range of $35.5 million to $37.5 million, as compared to $37.2 million in the third quarter of 2022.
•
Non-GAAP net loss is expected to be in the range of $6.5 million to $8.5 million, compared to non-GAAP net loss of $5.7 million in the third quarter of 2022.

Full Year 2023

•
Revenue is expected to be in the range of $128.0 million to $135.0 million, as compared to $149.7 million for fiscal 2022.
•
Non-GAAP net loss is expected to be in the range of $28.0 million to $33.0 million, compared to non-GAAP net loss of $15.9 million for fiscal 2022.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Tuesday, August 8, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its second quarter 2023 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

•
Pre-Registration*
•
Live Audio Webcast
•
Domestic Call Number: (844) 750-4897
•
International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through August 15, 2023. The full webcast replay will be available through August 8, 2024. To access the earnings webcast replay please visit the Veritone Investor Relations website.

•
Domestic Replay Number: (877) 344-7529
•
International Replay Number: (412) 317-0088
•
Replay Access Code: 5278672

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Software Revenue, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Software Revenue represents Software Products & Services revenue on a Pro Forma basis. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and HR Solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (Nasdaq: VERI) is a leader in artificial intelligence (AI) solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services and industry applications simplify data management, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through its robust partner ecosystem and professional and managed systems, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regardingthe Company’s strategic position to capitalize in the most attractive market verticals and drive long-term shareholder value and the Company’s expected total revenue and Non-GAAP net loss for Q3 2023 and for full year 2023. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business, declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies, our requirements for additional capital to support our business growth and the availability of such capital on acceptable terms, if at all, our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings, our ability to realize the intended benefits of our acquisitions and divestitures, including our ability to successfully integrate our recent acquisition of Broadbean, fluctuations in our results over time, the impact of seasonality on our business, our ability to manage our growth, including through acquisitions and our further expansion into international markets, our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments, actions by our competitors, partners and others that may block us from using the technology in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate their technologies into our platform, interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers, the impact of the economic disruption caused by the recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures, the impact of the continuing economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of our existing and potential customers and increasing interest rates, inflationary pressures and the threat of a recession in the United States and around the world; the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s most recently-filed Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	June 30, 2023	December 31, 2022
ASSETS

Cash and cash equivalents	$62,674	$184,423
Accounts receivable, net	47,618	56,001
Expenditures billable to clients	22,269	22,339
Prepaid expenses and other current assets	19,861	15,242
Total current assets	152,422	278,005
Property, equipment and improvements, net	11,397	5,291
Intangible assets, net	96,866	79,664
Goodwill	78,355	46,498
Long-term restricted cash	865	859
Other assets	16,017	14,435
Total assets	$355,922	$424,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$30,821	$36,738
Accrued media payments	67,472	102,064
Client advances	14,170	16,442
Deferred revenue	12,742	2,600
Contingent consideration, current	—	8,067
Other accrued liabilities	36,135	27,412
Total current liabilities	161,340	193,323
Convertible senior notes, non-current	138,199	137,767
Other non-current liabilities	17,330	13,811
Total liabilities	316,869	344,901
Total stockholders' equity	39,053	79,851
Total liabilities and stockholders' equity	$355,922	$424,752

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$27,967	$34,235	$58,230	$68,642
Operating expenses:
Cost of revenue	7,765	6,705	14,574	13,628
Sales and marketing	13,124	12,576	25,814	23,645
Research and development	10,519	11,068	22,046	20,951
General and administrative	19,025	2,304	36,422	24,625
Amortization	5,714	5,211	11,143	10,226
Total operating expenses	56,147	37,864	109,999	93,075
Loss from operations	(28,180)	(3,629)	(51,769)	(24,433)
Other income (expense), net	3,510	(1,231)	3,865	(2,417)
Loss before provision for income taxes	(24,670)	(4,860)	(47,904)	(26,850)
Benefit from income taxes	(1,374)	(1,607)	(1,645)	(1,468)
Net loss	$(23,296)	$(3,253)	$(46,259)	$(25,382)
Net loss per share:
Basic and diluted	$(0.63)	$(0.09)	$(1.26)	$(0.71)
Weighted average shares outstanding:
Basic and diluted	36,848,602	36,083,515	36,718,994	35,782,766
Comprehensive loss:
Net loss	$(23,296)	$(3,253)	$(46,259)	$(25,382)
Foreign currency translation (loss) gain, net of income taxes	(997)	386	(1,763)	576
Total comprehensive loss	$(24,293)	$(2,867)	$(48,022)	$(24,806)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(46,259)	$(25,382)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	12,296	10,670
Provision for credit losses	(15)	472
Stock-based compensation expense	6,614	9,562
Gain on sale of energy group	(2,572)	—
Change in fair value of contingent consideration	651	(8,785)
Change in deferred taxes	(1,828)	(1,940)
Amortization of debt issuance costs	432	599
Amortization of right-of-use assets	649	531
Imputed non-cash interest income	(65)	65
Changes in assets and liabilities:
Accounts receivable	16,308	35,545
Expenditures billable to clients	70	9,205
Prepaid expenses and other assets	(3,501)	(1,546)
Other assets	(1,613)	(4,950)
Accounts payable	(7,286)	(16,522)
Deferred revenue	8	(295)
Accrued media payments	(34,592)	(5,988)
Client advances	(2,264)	1,711
Other accrued liabilities	6,652	(4,278)
Other liabilities	(2,218)	(2,959)
Net cash used in operating activities	(58,533)	(4,285)

Cash flows from investing activities:
Minority investment	—	(2,000)
Proceeds from divestiture	504	—
Capital expenditures	(2,697)	(2,258)
Acquisitions, net of cash acquired	(50,195)	(2,612)
Settlement of deferred consideration for acquisitions	(2,690)	—
Net cash used in investing activities	(55,078)	(6,870)

Cash flows from financing activities:
Payment of contingent considerations	(7,772)	(14,376)
Taxes paid related to net share settlement of equity awards	(1,003)	(9,509)
Proceeds from issuances of stock under employee stock plans, net	643	782
Net cash used in financing activities	(8,132)	(23,103)

Net decrease in cash and cash equivalents and restricted cash	(121,743)	(34,258)
Cash and cash equivalents and restricted cash, beginning of period	185,282	255,577
Cash and cash equivalents and restricted cash, end of period	$63,539	$221,319

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$12,492	$1,601	$14,093	$25,224	$2,996	$28,220

Managed Services
Advertising	8,417	—	8,417	18,952	—	18,952
Licensing	5,457	—	5,457	11,058	—	11,058
Total Managed Services	13,874	—	13,874	30,010	—	30,010

Total Revenue	$26,366	$1,601	$27,967	$55,234	$2,996	$58,230

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$17,508	$871	$18,379	$34,894	$1,652	$36,546

Managed Services
Advertising	10,635	—	10,635	21,603	—	21,603
Licensing	5,221	—	5,221	10,493	—	10,493
Total Managed Services	15,856	—	15,856	32,096	—	32,096

Total Revenue	$33,364	$871	$34,235	$66,990	$1,652	$68,642

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Core Operations(1)	Core Operations(1)
Net income (loss)	$(15,205)	$(8,091)	$(23,296)	$(8,230)	$4,977	$(3,253)
Benefit from income taxes	(742)	(632)	(1,374)	(964)	(643)	(1,607)
Depreciation and amortization	5,818	571	6,389	5,306	150	5,456
Stock-based compensation expense	1,929	768	2,697	2,685	1,976	4,661
Change in fair value of contingent consideration	—	—	—	—	(13,830)	(13,830)
Interest expense, net	—	720	720	—	1,183	1,183
Foreign currency impact	(1,631)	(28)	(1,659)	—	—	—
Acquisition and due diligence costs	—	4,271	4,271	—	207	207
Gain on sale of energy group	—	(2,572)	(2,572)	—	—	—
Contribution of business held for sale (3)	872	—	872	—	—	—
Variable consultant performance bonus expense	237	—	237	—	—	—
Severance and executive transition costs	474	215	689	—	—	—
Non-GAAP Net Loss	$(8,248)	$(4,778)	$(13,026)	$(1,203)	$(5,980)	$(7,183)

	Six Months Ended June 30,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(27,775)	$(18,484)	$(46,259)	$(14,251)	$(11,131)	$(25,382)
Benefit from income taxes	(1,246)	(399)	(1,645)	(846)	(622)	(1,468)
Depreciation and amortization	11,572	724	12,296	10,404	266	10,670
Stock-based compensation expense	4,264	2,350	6,614	4,668	4,809	9,477
Change in fair value of contingent consideration	—	651	651	—	(8,785)	(8,785)
Interest expense, net	9	1,516	1,525	—	2,365	2,365
Foreign currency impact	(2,777)	(43)	(2,820)	—	—	—
Acquisition and due diligence costs	—	5,076	5,076	—	769	769
Gain on sale of energy group	—	(2,572)	(2,572)	—	—	—
Contribution of business held for sale (3)	1,789	—	1,789	—	—	—
Variable consultant performance bonus expense	631	—	631	—	—	—
Severance and executive transition costs	1,501	632	2,133	—	—	—
Non-GAAP Net Loss	$(12,032)	$(10,549)	$(22,581)	$(25)	$(12,329)	$(12,354)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Contribution of business held for sale relates to the net loss for the periods presented for our energy group that we divested during Q2 2023. We have not recast Non-GAAP Net Loss for periods ended prior to March 31, 2023 because the change in business strategy to divest the business occurred in Q1 2023 and the prior period contributions were costs to operate the continuing business when incurred in the prior periods. The historical amounts would not have a major effect on prior period results.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	Sept 30, 2023	December 31, 2023
Net loss	($17.9) to ($15.9)	($81.5) to ($76.5)
Provision for income taxes	($0.5)	($3.3)
Interest expense, net	$0.7	$3.1
Depreciation and amortization	$6.0	$24.6
Stock-based compensation expense	$3.0	$13.2
Variable consultant performance bonus expense	$0.2	$1.2
Acquisition and due diligence costs	-	$5.1
Change in fair value of contingent consideration	-	$0.7
Severance and executive search	-	$2.1
Contribution of business held for sale	-	$1.8
Non-GAAP net income (loss)	($8.5) to ($6.5)	($33.0) to ($28.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$27,967	$34,235	$58,230	$68,642
Cost of revenue	7,765	6,705	14,574	13,628
Non-GAAP gross profit	20,202	27,530	43,656	55,014

GAAP cost of revenue	7,765	6,705	14,574	13,628
Stock-based compensation expense	(17)	(24)	(37)	(44)
Non-GAAP cost of revenue	7,748	6,681	14,537	13,584

GAAP sales and marketing expenses	13,124	12,576	25,814	23,645
Stock-based compensation expense	(529)	(727)	(705)	(1,190)
Contribution of business held for sale	(221)	—	(484)	—
Severance and executive transition costs	(190)	—	(503)	—
Non-GAAP sales and marketing expenses	12,184	11,849	24,122	22,455

GAAP research and development expenses	10,519	11,068	22,046	20,951
Stock-based compensation expense	(1,127)	(1,247)	(2,669)	(2,251)
Contribution of business held for sale	(559)	—	(1,117)	—
Severance and executive transition costs	(151)	—	(680)	—
Non-GAAP research and development expenses	8,682	9,821	17,580	18,700

GAAP general and administrative expenses	19,025	2,304	36,422	24,625
Depreciation	(675)	(245)	(1,153)	(444)
Stock-based compensation expense	(1,024)	(2,663)	(3,203)	(5,992)
Change in fair value of contingent consideration	—	13,830	(651)	8,785
Variable consultant performance bonus expense	(237)	—	(631)	—
Contribution of business held for sale	(92)	—	(188)	—
Acquisition and due diligence costs	(4,271)	(207)	(5,076)	(769)
Severance and executive transition costs	(348)	—	(950)	—
Non-GAAP general and administrative expenses	12,378	13,019	24,570	26,205

GAAP amortization	(5,714)	(5,211)	(11,143)	(10,226)

GAAP loss from operations	(28,180)	(3,629)	(51,769)	(24,433)
Total non-GAAP adjustments (1)	15,155	(3,506)	29,190	12,131
Non-GAAP loss from operations	(13,025)	(7,135)	(22,579)	(12,302)

GAAP other income (expense), net	3,510	(1,231)	3,865	(2,417)
Gain on sale of energy group	(2,572)	—	(2,572)	—
Foreign currency impact	(1,659)	—	(2,820)	—
Interest expense, net	720	1,183	1,525	2,365
Non-GAAP other expense, net	(1)	(48)	(2)	(52)

GAAP loss before income taxes	(24,670)	(4,860)	(47,904)	(26,850)
Total non-GAAP adjustments (1)	11,644	(2,323)	25,323	14,496
Non-GAAP loss before income taxes	(13,026)	(7,183)	(22,581)	(12,354)

Benefit from income taxes	(1,374)	(1,607)	(1,645)	(1,468)

GAAP net loss	(23,296)	(3,253)	(46,259)	(25,382)
Total non-GAAP adjustments (1)	10,270	(3,930)	23,678	13,028
Non-GAAP net loss	$(13,026)	$(7,183)	$(22,581)	$(12,354)

Shares used in computing non-GAAP basic and diluted net loss per share	36,849	36,084	36,719	35,783
Non-GAAP basic and diluted net loss per share	$(0.35)	$(0.20)	$(0.61)	$(0.35)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2022	2022	2022	2022	2023	2023
Pro Forma Software Revenue (in 000's) (1)	$26,319	$26,650	$28,603	$35,612	$22,423	$20,860
Total Software Products & Services Customers (2)	3,673	3,718	3,787	3,824	3,773	3,705
Annual Recurring Revenue (SaaS) (in 000's) (3)	$48,392	$44,465	$43,925	$46,248	$45,453	$47,720
Annual Recurring Revenue (Consumption) (in 000's) (4)	$87,445	$85,901	$85,091	$71,754	$67,242	$60,229
Total New Bookings (in 000's) (5)	$16,643	$22,009	$23,793	$26,342	$22,794	$8,388
Gross Revenue Retention (6)	>90%	>90%	>90%	>90%	>90%	>90%

(1) “Software Revenue - Pro Forma” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(2) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean.

(3) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, in each case on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(4) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption based revenue for all active Total Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(5) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(6) “Gross Revenue Retention” represents calculate our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2022	2022	2022	2022	2023	2023
Avg billings per active Managed Services client (in 000's) (7)	$684	$736	$747	$823	$771	$576
Revenue during quarter (in 000's) (8)	$10,735	$9,625	$10,035	$11,074	$9,337	$6,876

(7) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(8) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2022	2021
Loss from operations	$(28,180)	$(3,629)	$(51,769)	$(24,433)
Sales and marketing	13,124	12,576	25,814	23,645
Research and development	10,519	11,068	22,046	20,951
General and administrative	19,025	2,304	36,422	24,625
Amortization	5,714	5,211	11,143	10,226
Non-GAAP gross profit	$20,202	$27,530	$43,656	$55,014